Exhibit 3.02

AMENDED AND RESTATED BYLAWS OF

3PAR INC.

(amended and restated on September 17, 2009)

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4.3	MEETINGS AND ACTION OF COMMITTEES	16
4.4	SUBCOMMITTEES	17

ARTICLE V - OFFICERS		17

5.1	OFFICERS	17
5.2	APPOINTMENT OF OFFICERS	18
5.3	SUBORDINATE OFFICERS	18
5.4	REMOVAL AND RESIGNATION OF OFFICERS	18
5.5	VACANCIES IN OFFICES	18
5.6	REPRESENTATION OF SHARES OF OTHER CORPORATIONS	18
5.7	AUTHORITY AND DUTIES OF OFFICERS	18

ARTICLE VI - RECORDS AND REPORTS		19

6.1	MAINTENANCE AND INSPECTION OF RECORDS	19
6.2	INSPECTION BY DIRECTORS	19

ARTICLE VII - GENERAL MATTERS		19

7.1	CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS	19
7.2	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	19
7.3	STOCK CERTIFICATES; PARTLY PAID SHARES	20
7.4	SPECIAL DESIGNATION ON CERTIFICATES	20
7.5	LOST CERTIFICATES	20
7.6	DIVIDENDS	20
7.7	FISCAL YEAR	21
7.8	SEAL	21
7.9	TRANSFER OF STOCK	21
7.10	STOCK TRANSFER AGREEMENTS	21
7.11	REGISTERED STOCKHOLDERS	21
7.12	WAIVER OF NOTICE	21
7.13	NOTICE TO STOCKHOLDERS SHARING AN ADDRESS	22
7.14	NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL	22

ARTICLE VIII - NOTICE BY ELECTRONIC TRANSMISSION		22

8.1	NOTICE BY ELECTRONIC TRANSMISSION	22
8.2	DEFINITION OF ELECTRONIC TRANSMISSION	23
8.3	INAPPLICABILITY	23

ARTICLE IX - INDEMNIFICATION OF DIRECTORS AND OFFICERS		23

9.1	POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION.	23
9.2	POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION.	24
9.3	AUTHORIZATION OF INDEMNIFICATION.	24
9.4	GOOD FAITH DEFINED.	25
9.5	INDEMNIFICATION BY A COURT.	25
9.6	EXPENSES PAYABLE IN ADVANCE.	25
9.7	NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.	26
9.8	INSURANCE.	26
9.9	CERTAIN DEFINITIONS.	26

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9.10	SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.	27
9.11	LIMITATION ON INDEMNIFICATION.	27
9.12	INDEMNIFICATION OF EMPLOYEES AND AGENTS.	27
9.13	EFFECT OF AMENDMENT OR REPEAL.	28

ARTICLE X - MISCELLANEOUS		28

10.1	PROVISIONS OF CERTIFICATE GOVERN.	28
10.2	CONSTRUCTION; DEFINITIONS.	28
10.3	SEVERABILITY.	28
10.4	AMENDMENT.	28

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AMENDED AND RESTATED BYLAWS

OF

3PAR INC.

CORPORATE OFFICES

REGISTERED OFFICE.

The registered office of 3PAR Inc. shall be fixed in the corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (as so amended and/or restated, the “Certificate”).

OTHER OFFICES.

The corporation’s Board of Directors (the “Board”) may at any time establish other offices at any place or places where the corporation is qualified to do business.

MEETINGS OF STOCKHOLDERS

PLACE OF MEETINGS.

Meetings of stockholders shall be held at any place within or outside the State of Delaware as designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office.

ANNUAL MEETING.

The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board. At the annual meeting, directors shall be elected and any other proper business may be transacted.

SPECIAL MEETING.

Unless otherwise required by law or the Certificate, special meetings of the stockholders may be called at any time, for any purpose or purposes, only by (a) the Board, (b) the Non-Executive Chairperson of the Board, (c) the chief executive officer or (d) the president of the corporation.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board, the Non-Executive Chairperson of the Board, the chief executive officer or the president of the corporation.

NOTICE OF STOCKHOLDERS’ MEETINGS.

All notices of meetings of stockholders shall be sent or otherwise given in accordance with either Section 2.5 or Section 8.1 of these bylaws not less than ten (10) nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise required by applicable law. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Any previously scheduled meeting of stockholders may be postponed, and, unless the Certificate provides otherwise, any special meeting of the stockholders may be cancelled by resolution duly adopted by a majority of the Board members then in office upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Whenever notice is required to be given, under the DGCL, the Certificate or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given, under any provision of the DGCL, the Certificate or these bylaws, to any stockholder to whom (A) notice of two (2) consecutive annual meetings, or (B) all, and at least two (2), payments (if sent by first-class mail) of dividends or interest on securities during a 12 month period, have been mailed addressed to such person at such person’s address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL.

The exception in subsection (A) of the above paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

Notice of any meeting of stockholders shall be given:

if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the corporation’s records;

if electronically transmitted, as provided in Section of these bylaws; or otherwise, when delivered.

An affidavit of the secretary or an assistant secretary of the corporation or of the transfer agent or any other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Notice may be waived in accordance with Section 7.12 of these bylaws.

QUORUM.

Unless otherwise provided in the Certificate or required by law, stockholders representing a majority of the voting power of the issued and outstanding capital stock of the corporation, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the certificate of incorporation or these bylaws.

If such quorum is not present or represented at any meeting of the stockholders, then the chairperson of the meeting, or the stockholders representing a majority of the voting power of the capital stock at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum unless the number of stockholders who withdrew does not permit action to be taken by the stockholders in accordance with the DGCL.

ADJOURNED MEETING; NOTICE.

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place if any thereof, and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the continuation of the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in accordance with the provisions of Section 2.4 and Section 2.5 of these bylaws.

ADMINISTRATION OF THE MEETING.

Meetings of stockholders shall be presided over by the Non-Executive Chairperson of the Board and the chief executive officer of the corporation. If both the Non-Executive Chairperson of the Board and the chief executive officer will not be present at a meeting of stockholders, such meeting shall be presided over by such chairperson as the Board shall appoint, or, in the event that the Board shall fail to make such appointment, any officer of the corporation elected by the Board. The secretary of the meeting shall be the secretary of the corporation, or, in the absence of the secretary of the corporation, such person as the chairperson of the meeting appoints.

The Board shall, in advance of any meeting of stockholders, appoint one (1) or more inspector(s), who may include individual(s) who serve the corporation in other capacities, including without limitation as officers, employees or agents, to act at the meeting of stockholders and make a written report thereof. The Board may designate one (1) or more persons as alternate inspector(s) to replace any inspector, who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one (1) or more inspector(s) to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) or alternate(s) shall have the duties prescribed pursuant to Section 231 of the DGCL or other applicable law.

The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, the chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitation establishing an agenda of business of the meeting, rules or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting (and shall announce such at the meeting).

VOTING.

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as otherwise provided in the provisions of Section 213 of the DGCL (relating to the fixing of a date for determination of stockholders of record), each stockholder shall be entitled to that number of votes for each share of capital stock held by such stockholder as set forth in the Certificate.

In all matters, other than the election of directors and except as otherwise required by law, the Certificate or these bylaws, the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by law, the Certificate or these bylaws, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series, except as otherwise provided by law, the Certificate or these bylaws.

The stockholders of the corporation shall not have the right to cumulate their votes for the election of directors of the corporation.

NO STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Any action required or permitted to be taken by the stockholders of the corporation (if the corporation has more than one stockholder at such time) must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS.

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than 60 nor less than ten (10) days before the date of such meeting, nor more than 60 days prior to any other such action.

If the Board does not fix a record date in accordance with these bylaws and applicable law:

The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

The record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation.

The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

PROXIES.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A stockholder may also authorize another person or persons to act for him, her or it as proxy in the manner(s) provided under Section 212(c) of the DGCL or as otherwise provided under Delaware law. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

LIST OF STOCKHOLDERS ENTITLED TO VOTE.

The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the corporation’s principal place of business.

In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ADVANCE NOTICE OF STOCKHOLDER BUSINESS.

At an annual meeting of the stockholders of the corporation, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) specified in the corporation’s proxy materials given by or at the direction of the Board with respect to such meeting, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) a proper matter for stockholder action under the DGCL that has been properly brought before the meeting by a stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice required by this Section 2.14 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who timely complies in proper written form with the notice procedures set forth in this Section 2.14. For such business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. For the avoidance of doubt, clause (c) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders. To comply with clause (c) above in this first paragraph of this Section 2.14, a stockholder’s notice must set forth all information required under this Section 2.14 and must be timely received by the secretary of the corporation.

To be timely, such stockholder’s notice must be received by the secretary at the principal executive offices of the corporation not later than the close of business on the sixtieth (60th) day, nor earlier than the close of business on the ninetieth (90th) day, prior to the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) to stockholders in connection with the immediately preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than thirty (30) days prior to or delayed by more than sixty (60) days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the secretary not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting, or (ii) the close of business on the tenth (10th) day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 2.14. “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “Exchange Act”).

To be in proper written form, a stockholder’s notice to the secretary shall be in writing and shall set forth:

a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

the name and address, as they appear on the corporation’s books, of the stockholder who intends to propose the business and any Stockholder Associated Person (as defined below);

a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice;

the class and number of shares of the corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person;

whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation;

any material interest of the stockholder or a Stockholder Associated Person in such business; and

a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (a) through (g), a “Business Solicitation Statement”).

In addition, to be in proper written form, a stockholder’s notice to the secretary must be supplemented not later than ten (10) days following the record date to disclose the information contained in clauses (d) and (e) above as of the record date. For purposes of this Section 2.14, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.14 and, if applicable, Section 2.15. In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

The Non-Executive Chairperson or secretary of the corporation, as the case may require, in consultation with outside legal counsel, shall determine whether such business was properly brought before the annual meeting and in accordance with applicable law and the provisions of this Section 2.14. Subject to the last paragraph of this Section 2.14, the Non-Executive Chairperson or secretary of the corporation, as the case may require, shall deliver a written notice to such stockholder not less than twenty (20) days prior to the date of such annual meeting informing such stockholder whether or not such business has been properly brought before the annual meeting in accordance with applicable law and the provisions of this Section 2.14. In the event such stockholder has failed to comply with applicable law or the provisions of this Section 2.14 such that the corporation has determined that such business shall not be brought before the annual meeting, the corporation’s written notice to such stockholder shall specifically identify the provisions of applicable law or this Section 2.14 that have not been satisfied.

Notwithstanding the immediately preceding paragraph of this Section 2.14, in the event that Public Announcement of the date of an annual meeting which has been advanced by more than thirty (30) days prior to or delayed by more than sixty (60) days after the one-year anniversary of the date of the previous year’s annual meeting is first made less than twenty (20) days prior to the date of such annual meeting, the Non-Executive Chairperson or secretary of the corporation, as the case may require, in consultation with outside legal counsel, shall use reasonable efforts following such Public Announcement to promptly (i) determine whether business proposed pursuant to this Section 2.14 was properly brought before the annual meeting and in accordance with applicable law and the provisions of this Section 2.14 and (ii) deliver the written notice described in the immediately preceding paragraph to each stockholder who has submitted a notice of proposed business for such annual meeting, which written notice may be delivered later than the deadline otherwise provided in the immediately preceding paragraph. In such cases the Non-Executive Chairperson or secretary of the corporation, as the case may require, in consultation with outside legal counsel, shall be permitted to make a final determination as to whether or not the proposed business can be brought before such annual meeting.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AT ANNUAL MEETINGS.

Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.15 shall be eligible for election or re-election as directors at an annual meeting of stockholders, except as may be otherwise provided in the Certificate with respect to the right of holders of Preferred Stock of the corporation to nominate and elect a specified number of directors, if any. To be properly brought before an annual meeting of stockholders, nominations of persons for election to the Board must be (a) specified in the corporation’s proxy materials given by or at the direction of the Board with respect to such meeting, (b) otherwise made by or at the direction of the Board (or any duly authorized committee thereof) or (c) made by a stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice required by this Section 2.15 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.15. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

To comply with clause (c) in the first paragraph above of this Section 2.15, a nomination to be made by a stockholder must set forth all information required under this Section 2.15 and must be received by the secretary of the corporation at the principal executive offices of the corporation at the time set forth in, and in accordance with, the second paragraph of Section 2.14 above.

To be in proper written form, such stockholder’s notice to the secretary must set forth:

as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class or series and number of shares of capital stock of the corporation that are held of record or beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (v) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (vi) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the corporation and its stockholders, and (vii) any other information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

as to such stockholder giving notice, (i) the information required to be provided pursuant to clauses (b) through (f) of the third paragraph of Section 2.14 above, and the supplement referenced in the fourth paragraph of Section 2.14 above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (ii) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (i) and (ii) above, a “Nominee Solicitation Statement”).

Subject to the last paragraph of this Section 2.15, within ten (10) days of the corporation’s receipt of a stockholder’s proposed nomination, the corporation shall deliver to the proposing stockholder and to such stockholder’s prospective nominee a written request that the nominee provide the following: (i) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (ii) such other information as may reasonably be required, in the opinion of the corporation’s outside legal counsel, to determine the eligibility of such proposed nominee to serve as an “independent” director within the applicable meaning of the rules and regulations of the United States Securities and Exchange Commission, any national securities exchange upon which the corporation’s securities are then listed, and any other applicable laws or regulations, including applicable tax laws or regulations. The person nominated for election as a director must then furnish to the corporation’s Non-Executive Chairperson and its secretary the information requested within ten (10) days of his or her receipt of the corporation’s written request for such information. In the event such nominee fails to furnish such information within ten (10) days of such nominee’s receipt of the corporation’s request for such information, such stockholder’s nomination of such person shall not be considered in proper form pursuant to this Section 2.15.

Subject to the rights of any holders of Preferred Stock of the corporation, if any, without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.15. In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

The Non-Executive Chairperson or secretary of the corporation, as the case may require, in consultation with outside legal counsel, shall determine whether all nominations were properly brought before the annual meeting and in accordance with applicable law and the provisions of this Section 2.15. Subject to the last paragraph of this Section 2.15, the Non-Executive Chairperson or secretary of the corporation, as the case may require, shall deliver a written notice to each stockholder who submitted a nomination for such annual meeting not less than ten (10) days prior to the date of such annual meeting informing such stockholder whether or not such nomination has been properly brought before the annual meeting in accordance with applicable law and the provisions of this Section 2.15. In the event such stockholder has failed to comply with applicable law or the provisions of this Section 2.15 such that the corporation has determined that such nomination shall not be brought before the annual meeting, the corporation’s written notice to such stockholder shall specifically identify the provisions of applicable law or this Section 2.15 that have not been satisfied.

Notwithstanding the fourth and sixth paragraphs of this Section 2.15, in the event that Public Announcement of the date of an annual meeting which has been advanced by more than thirty (30) days prior to or delayed by more than sixty (60) days after the one-year anniversary of the date of the previous year’s annual meeting is first made less than thirty (30) days prior to the date of such annual meeting, the corporation shall use reasonable efforts following such Public Announcement to promptly deliver to the proposing stockholder and to such stockholder’s prospective nominee the written request for information described in the fourth paragraph of this Section 2.15, and the person nominated for election as a director must then furnish to the corporation’s Non-Executive Chairperson and its secretary the requested information no later than the earlier of (i) five (5) days following his or her receipt of the corporation’s written request for such information and (ii) immediately prior to the time of such annual meeting set forth in the Public Announcement. In the event such nominee fails to furnish such information within such time period, such stockholder’s nomination of such person shall not be considered in proper form pursuant to this Section 2.15. In addition, the Non-Executive Chairperson or secretary of the corporation, as the case may require, in consultation with outside legal counsel, shall use reasonable efforts following such Public Announcement to promptly (i) determine whether all proposed nominations have been properly brought before the annual meeting and in accordance with applicable law and the provisions of this Section 2.15 and (ii) deliver the written notice described in the sixth paragraph of this Section 2.15 to each stockholder who has submitted a notice of proposed nomination for such annual meeting, which written notice may be delivered later than the deadline otherwise provided in the sixth paragraph of this Section 2.15. In such cases the Non-Executive Chairperson or secretary of the corporation, as the case may require, in consultation with outside legal counsel, shall be permitted to make a final determination as to whether or not the proposed nomination can be brought before such annual meeting.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS FOR SPECIAL MEETINGS.

For a special meeting of stockholders at which directors are to be elected pursuant to Section 2.3, nominations of persons for election to the Board must be (a) specified in the corporation’s proxy materials given by or at the direction of the Board with respect to such meeting, (b) otherwise made by or at the direction of the Board (or any duly authorized committee thereof) or (c) made by a stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice required by this Section 2.16 and on the record date for the determination of stockholders entitled to vote at such special meeting and (ii) who delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in the third and fourth paragraphs of Section 2.15 above. To be timely, such notice must be received by the secretary at the principal executive offices of the corporation not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (a) by or at the direction of the Board or (b) by a stockholder in accordance with the notice procedures set forth in this Section 2.16. In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

The Non-Executive Chairperson or secretary of the corporation, as the case may require, in consultation with outside legal counsel, shall determine whether all nominations were properly brought before the special meeting and in accordance with applicable law and the provisions of this Section 2.16. Subject to the last paragraph of this Section 2.16, the Non-Executive Chairperson or secretary of the corporation, as the case may require, shall deliver a written notice to each stockholder who submitted a nomination for such special meeting not less than ten (10) days prior to the date of such special meeting informing such stockholder whether or not such nomination has been properly brought before the special meeting in accordance with applicable law and the provisions of this Section 2.16. In the event such stockholder has failed to comply with applicable law or the provisions of this Section 2.16 such that the corporation has determined that such nomination shall not be brought before the special meeting, the corporation’s written notice to such stockholder shall specifically identify the provisions of applicable law or this Section 2.16 that have not been satisfied.

Notwithstanding the first and third paragraphs of this Section 2.16, in the event that Public Announcement of the date of a special meeting is first made less than thirty (30) days prior to the date of such special meeting, the corporation shall use reasonable efforts following such Public Announcement to promptly deliver to the proposing stockholder and to such stockholder’s prospective nominee the written request for information described in the fourth paragraph of Section 2.15 above, and the person nominated for election as a director must then furnish to the corporation’s Non-Executive Chairperson and its secretary the requested information no later than the earlier of (i) five (5) days following his or her receipt of the corporation’s written request for such information and (ii) immediately prior to the time of such special meeting announced in the Public Announcement. In the event such nominee fails to furnish such information within such time period, such stockholder’s nomination of such person shall not be considered in proper form pursuant to this Section 2.16. In addition, the Non-Executive Chairperson or secretary of the corporation, as the case may require, in consultation with outside legal counsel, shall use reasonable efforts following such Public Announcement to promptly (i) determine whether all proposed nominations have been properly brought before the special meeting and in accordance with applicable law and the provisions of this Section 2.16 and (ii) deliver the written notice described in the third paragraph of this Section 2.16 to each stockholder who has submitted a notice of proposed nomination for such special meeting, which written notice may be delivered later than the deadline otherwise provided in the third paragraph of this Section 2.16. In such cases the Non-Executive Chairperson or secretary of the corporation, as the case may require, in consultation with outside legal counsel, shall be permitted to make a final determination as to whether or not the proposed nomination can be brought before such annual meeting.

OTHER REQUIREMENTS AND RIGHTS.

In addition to the foregoing provisions of Sections 2.14, 2.15 and 2.16, a stockholder must also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Sections 2.14, 2.15 and 2.16 including, with respect to business such stockholder intends to bring before an annual meeting that involves a proposal that such stockholder requests to be included in the corporation’s proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 2.17 shall be deemed to affect any right of the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

DIRECTORS

POWERS.

Subject to the provisions of the DGCL and any limitations in the Certificate, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

NUMBER OF DIRECTORS; NON-EXECUTIVE CHAIRPERSON.

The authorized number of directors shall be determined from time to time by resolution of the Board, provided the Board shall consist of at least one member. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. The Board may, in its discretion, designate one of the directors to serve in the capacity of

Non-Executive Chairperson with duties and responsibilities as the Board or any authorized committee thereof may determine appropriate, provided that such person shall in no event be an employee of the Company or an officer of the Company under Article V.

ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.

Except as provided in Section 3.4 and Section 3.14 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the Certificate or these bylaws. The Certificate or these bylaws may prescribe other qualifications for directors. Each director, including a director elected to fill a vacancy, shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

Except as provided in the Certificate or Section 3.4 of these bylaws, directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as possible, one (1) class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2008, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2009, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2010, with each class to hold office until its successor is duly elected and qualified. At each succeeding annual meeting of stockholders, commencing with the first annual meeting (a) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (b) if authorized by a resolution of the Board, directors may be elected to fill any vacancy on the Board, regardless of how such vacancy shall have been created (as set forth in Section 3.4 below).

RESIGNATION AND VACANCIES.

Any director may resign at any time upon written notice or by electronic transmission to the corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable.

Subject to the rights of the holders of any series of Preferred Stock of the corporation then outstanding, if any, and unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors, or any vacancies on the Board resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law, be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director. A person so elected by the directors then in office to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified. When one or more directors resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 3.4 in the filling of other vacancies.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board of directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

PLACE OF MEETINGS; MEETINGS BY TELEPHONE.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

CONDUCT OF BUSINESS.

Meetings of the Board shall be presided over by the Non-Executive Chairperson of the Board, if any, or in his or her absence by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting. The secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

REGULAR MEETINGS.

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

SPECIAL MEETINGS; NOTICE.

Special meetings of the Board for any purpose or purposes may be called at any time by the Non-Executive Chairperson of the Board, the chief executive officer, the president, the secretary or a majority of the authorized number of directors. The person(s) authorized to call special meetings of the Board may fix the place and time of the meeting.

Notice of the time and place of special meetings shall be:

delivered personally by hand, by courier or by telephone;

sent by United States first-class mail, postage prepaid;

sent by facsimile; or

sent by electronic mail,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated either to the director or to a person at the office of the director who the person giving notice has reason to believe will promptly communicate such notice to the director. The notice need not specify the place of the meeting if the meeting is to be held at the corporation’s principal executive office nor the purpose of the meeting.

QUORUM.

Except as otherwise required by law or the Certificate, at all meetings of the Board, a majority of the authorized number of directors (as determined pursuant to Section 3.2 of these bylaws) shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.12 of these bylaws. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate or these bylaws.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the directors present at that meeting.

If the Certificate provides that one or more directors shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

WAIVER OF NOTICE.

Whenever notice is required to be given under any provisions of the DGCL, the Certificate or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these bylaws.

BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Unless otherwise restricted by the Certificate or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ADJOURNED MEETING; NOTICE.

If a quorum is not present at any meeting of the Board, then a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

FEES AND COMPENSATION OF DIRECTORS.

Unless otherwise restricted by the Certificate or these bylaws, the Board shall have the authority to fix the compensation of directors.

REMOVAL OF DIRECTORS.

Unless otherwise restricted by statute, the Certificate or these bylaws, any director, or all of the directors, may be removed from the Board, but only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of all the then outstanding shares of capital stock of the corporation then entitled to vote at the election of directors, voting together as a single class.

COMMITTEES

COMMITTEES OF DIRECTORS.

The Board may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise such lawfully delegable powers and duties as the Board may confer.

COMMITTEE MINUTES.

Each committee shall keep regular minutes of its meetings and report to the Board when required.

MEETINGS AND ACTION OF COMMITTEES.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

Section 3.5 (relating to place of meetings and meetings by telephone);

Section 3.7 (relating to regular meetings);

Section 3.8 (relating to special meetings and notice);

Section 3.9 (relating to quorum);

Section 3.10 (relating to waiver of notice);

Section 3.11 (relating to action without a meeting); and

Section 3.12 (relating to adjournment and notice of adjournment)

of these bylaws, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members.

Notwithstanding the foregoing:

the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

special meetings of committees may also be called by resolution of the Board; and

notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee.

The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

Any provision in the Certificate providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the certificate of incorporation or these bylaws.

SUBCOMMITTEES

Unless otherwise provided in the Certificate, these bylaws or the resolutions of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

OFFICERS

OFFICERS.

The officers of the corporation shall be a president and a secretary. The corporation may also have, at the discretion of the Board, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws.

Any number of offices may be held by the same person.

APPOINTMENT OF OFFICERS.

The Board shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the corporation.

SUBORDINATE OFFICERS.

The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president of the corporation to appoint, such other officers and agents as the business of the corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

REMOVAL AND RESIGNATION OF OFFICERS.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer appointed by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

VACANCIES IN OFFICES.

Any vacancy occurring in any office of the corporation may only be filled by the Board or as provided in Section 5.3 of these bylaws.

REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

The chairperson of the Board, the chief executive officer, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the Board, the chief executive officer, the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares or other equity interests of any other corporation or entity standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

AUTHORITY AND DUTIES OF OFFICERS.

In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board.

RECORDS AND REPORTS

MAINTENANCE AND INSPECTION OF RECORDS.

The corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws, as may be amended to date, minute books, accounting books and other records.

Any such records maintained by the corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of the DGCL. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal executive office.

INSPECTION BY DIRECTORS.

Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director.

GENERAL MATTERS

CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS.

From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.

Except as otherwise provided in these bylaws, the Board, or any officers of the corporation authorized thereby, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances.

STOCK CERTIFICATES; PARTLY PAID SHARES.

The shares of the corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairperson or vice-chairperson of the Board, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, and upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

SPECIAL DESIGNATION ON CERTIFICATES.

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

LOST CERTIFICATES.

Except as provided in this Section 7.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

DIVIDENDS.

The Board, subject to any restrictions contained in either (a) the DGCL or (b) the Certificate, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

The Board may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

FISCAL YEAR.

The fiscal year of the corporation shall be fixed by resolution of the Board and may be changed by the Board.

SEAL.

The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

TRANSFER OF STOCK.

Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 7.5 of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefore. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

STOCK TRANSFER AGREEMENTS.

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the DGCL.

REGISTERED STOCKHOLDERS.

The corporation:

shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

shall be entitled to hold liable for calls and assessments on partly paid shares the person registered on its books as the owner of shares; and

shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

WAIVER OF NOTICE.

Whenever notice is required to be given under any provision of the DGCL, the Certificate or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting solely for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, members of a committee of the directors or the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these bylaws.

NOTICE TO STOCKHOLDERS SHARING AN ADDRESS

Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under the provisions of the DGCL, the Certificate or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL

Whenever notice is required to be given, under the DGCL, the Certificate or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

NOTICE BY ELECTRONIC TRANSMISSION

NOTICE BY ELECTRONIC TRANSMISSION.

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate or these bylaws, any notice to stockholders given by the corporation under any provision of the DGCL, the Certificate or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if:

the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and

such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

DEFINITION OF ELECTRONIC TRANSMISSION.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

INAPPLICABILITY.

Notice by a form of electronic transmission shall not apply to Section 164 (relating to failure to pay for stock; remedies), Section 296 (relating to adjudication of claims; appeal), Section 311 (relating to revocation of voluntary dissolution), Section 312 (relating to renewal, revival, extension and restoration of certificate of incorporation) or Section 324 (relating to attachment of shares of stock or any option, right or interest therein) of the DGCL.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION.

Subject to the other provisions of this Article IX, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the corporation) by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the corporation or any predecessor of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION.

Subject to the other provisions of this Article IX, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the corporation or any predecessor of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

AUTHORIZATION OF INDEMNIFICATION.

Any indemnification under this Article IX (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.1 or Section 9.2 of these bylaws, as the case may be. Such determination shall be made, with respect to a person who is either a director or officer at the time of such determination or a former director or officer, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders (but only if a majority of the directors who are not parties to such action, suit or proceeding, if they constitute a quorum of the board of directors, presents the issue of entitlement to indemnification to the stockholders for their determination). To the extent, however, that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

GOOD FAITH DEFINED.

For purposes of any determination under Section 9.3 of these bylaws, to the fullest extent permitted by applicable law, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the corporation or another enterprise, or on information supplied to such person by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. The term “another enterprise” as used in this Section 9.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, employee or agent. The provisions of this Section 9.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 9.1 or 9.2 of these bylaws, as the case may be.

INDEMNIFICATION BY A COURT.

Notwithstanding any contrary determination in the specific case under Section 9.3 of this Article IX, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Section 9.1 and Section 9.2 of these bylaws. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 9.1 or Section 9.2 of these bylaws, as the case may be. Neither a contrary determination in the specific case under Section 9.3 of these bylaws nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 9.5 shall be given to the corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

EXPENSES PAYABLE IN ADVANCE.

To the fullest extent not prohibited by the DGCL, or by any other applicable law, expenses incurred by a person who is or was a director or officer in defending any Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding; provided, however, that if the DGCL requires, an advance of expenses incurred by any person in his or her capacity as a director or officer (and not in any other capacity) shall be made only upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article IX. The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding referenced in Section 9.12(ii) or 9.12(iii) prior to a determination that the person is not entitled to be indemnified by the corporation.

NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in Section 9.1 and Section 9.2 of these bylaws shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 9.1 or Section 9.2 of these bylaws but whom the corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

INSURANCE.

To the fullest extent permitted by the DGCL or any other applicable law, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was a director, officer, employee or agent of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX.

CERTAIN DEFINITIONS.

For purposes of this Article IX, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article IX, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article IX.

SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

The rights to indemnification and advancement of expenses conferred by this Article IX shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and other personal and legal representatives of such a person.

LIMITATION ON INDEMNIFICATION.

Subject to the requirements in Section 9.1 or 9.2, as the case may be, and the DGCL, the corporation shall not be obligated to indemnify any person pursuant to this Article IX in connection with any Proceeding (or any part of any Proceeding):

for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

for any reimbursement of the corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the corporation under applicable law, (c) otherwise required to be made under Section 9.8 or (d) otherwise required by applicable law; or

if prohibited by applicable law.

INDEMNIFICATION OF EMPLOYEES AND AGENTS.

The corporation may, to the extent authorized from time to time by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in this Article IX to directors and officers of the corporation.

EFFECT OF AMENDMENT OR REPEAL.

Neither any amendment or repeal of any Section of this Article IX, nor the adoption of any provision of the Certificate or the bylaws inconsistent with this Article IX, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article IX existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article IX, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article IX, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

MISCELLANEOUS

PROVISIONS OF CERTIFICATE GOVERN.

In the event of any inconsistency between the terms of these bylaws and the Certificate, the terms of the Certificate will govern.

CONSTRUCTION; DEFINITIONS.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

SEVERABILITY.

In the event that any bylaw or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remaining bylaws will continue in full force and effect.

AMENDMENT.

The bylaws of the corporation may be adopted, amended or repealed by a majority of the voting power of the stockholders entitled to vote; provided, however, that the corporation may, in its Certificate, also confer the power to adopt, amend or repeal bylaws upon the Board. The fact that such power has been so conferred upon the Board shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws. Notwithstanding the foregoing and any provision of law that might otherwise permit a lesser vote or no vote, the Board acting pursuant to a resolution adopted by a majority of the Board and the affirmative vote of the holders at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the issued and outstanding shares of capital stock of the corporation then entitled to vote shall be required to amend or repeal Section 2.3, the last paragraph of Section 2.9 (relating to no cumulative voting), Section 2.10, Section 2.14, Section 2.15, Section 2.16, Section 2.17, Section 3.2, Section 3.3, Section 3.4, Section 3.14 and Section 9.13 of these bylaws, or this sentence of this Section 10.4.

3PAR INC.

a Delaware corporation

CERTIFICATE OF ADOPTION OF AMENDED AND RESTATED BYLAWS

The undersigned hereby certifies that he or she is the duly elected, qualified, and acting Secretary of 3PAR Inc., a Delaware corporation, and that the foregoing amended and restated bylaws, comprising 28 pages, were adopted as the corporation’s bylaws (i) on October 12, 2007 by the corporation’s board of directors and (ii) on October 30, 2007 by the stockholders of the corporation.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 20th day of November, 2007.

By:	/s/ ALASTAIR A. SHORT

Print Name:	Alastair A. Short

Title:	Secretary

3PAR INC.

a Delaware corporation

CERTIFICATE OF AMENDMENT OF BYLAWS

The undersigned hereby certifies that he or she is the duly elected, qualified, and acting Secretary of 3PAR Inc., a Delaware corporation, and that the foregoing bylaws, comprising 28 pages, were amended and restated as the corporation’s bylaws (i) on July 27, 2009 by the corporation’s board of directors and (ii) on September 17, 2009 by the stockholders of the corporation.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 17th day of September, 2009.

By:	/s/ ALASTAIR A. SHORT

Print Name:	Alastair A. Short

Title:	Secretary